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                                                                    EXHIBIT 99.1

                         Banc of America Securities LLC

                                                              February 13, 2002



Board of Directors
VidaMed, Inc.
46107 Landing Parkway
Fremont, California 94538

Ladies and Gentlemen:

We hereby consent to the inclusion of our opinion letter, dated December 5, 2001, to the Board of Directors of VidaMed, Inc. (the "Company") regarding the proposed merger contemplated by the Agreement and Plan of Merger, dated as of December 5, 2001 among the Company, Medtronic, Inc. and VidaMed Acquisition Corp. ("Merger Sub") in the Company's Preliminary Proxy Statement, dated February 13, 2002, to which this consent is filed as an exhibit (the "Proxy Statement") and to the reference in the Proxy Statement to our firm and to our opinion under the headings "Summary Term Sheet - Opinion of VidaMed's Financial Advisor," "Special Factors - Background of the Merger," "Special Factors - Recommendation of the Board of Directors and Reasons for the Merger" and "Special Factors - Opinion of VidaMed's Financial Advisor." This consent is being delivered only in connection with the filing of the above-mentioned version of the Proxy Statement and our prior written consent shall be required in connection with any references to our firm or to our opinion in any amendments to such version of the Proxy Statement, any future versions of such Proxy Statement, or any other documents.

In giving the foregoing consent, we do not admit (1) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder and (2) that we are experts with respect to any part of the Proxy Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,



BANC OF AMERICA SECURITIES LLC